SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement              [  ]  Confidential, for
                                                     use of the Commission only
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Under
      Rule 14a-11(c) or Rule 14a-12

                               JUNIPER GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                               JUNIPER GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)      Title of each class of securities to which transaction applies:
    (2)      Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
    (4)      Proposed maximum aggregate value of transaction:
    (5)      Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid: $______________
    (2)  Form, Schedule or Registration Statement No.: _________________
    (3)  Filing Party: _________________
    (4)  Date Filed: __________________

                                 PROXY STATEMENT

                               JUNIPER GROUP, INC.
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held on December 28, 2001

To the Shareholders of Juniper Group, Inc.

     Notice is hereby given that the Annual Meeting of Shareholders of Juniper Group, Inc., a Nevada corporation (the "Company") will be held on Friday, December 28, 2001, at the Inn at Great Neck, 30 Cutter Mill Road, Great Neck, New York, at 10:30 a.m., for the following purposes:

1. To elect a Board of Directors consisting of three (3) persons to serve for a term of one year and until their successors are duly elected and qualified.

2. To ratify the appointment of Goldstein & Ganz, P.C., as the Company's independent public accountants for the year ending December 31, 2001.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only Shareholders of record at the close of business of December 10, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. By order of the Board of Directors,


Yvonne T. Paultre
Secretary


 Great Neck, New York
 December 11, 2001


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                               Juniper Group, Inc.
                               111 Great Neck Road
                           Great Neck, New York 11021


                                 PROXY STATEMENT

     The Board of Directors of Juniper Group, Inc. (the "Company") presents this Proxy Statement to all holders of the Company's Common Stock, $.001 par value ("Common Stock"), and solicits their proxies for the Annual Meeting of Shareholders to be held on December 28, 2001. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted "FOR" the named nominees for election to the Company's Board of Directors and "FOR" the adoption of Proposal 2 herein, as applicable.

     The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about December 11, 2001.

     The total number of outstanding shares of Common Stock of the Company as of December 10, 2001, is 6,273,680, and the total number of shares of 12% Non-Voting Convertible Redeemable Preferred Stock ("Preferred Stock") outstanding as of December 10, 2001 is 27,557. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock is entitled to one vote. Holders of shares of Preferred Stock ("Preferred Shareholders") are not entitled to vote on matters submitted to Shareholders except on those matters affecting the rights of Preferred Shareholders, in which case they vote separately as a class. Only holders of record as of the close of business on December 10, 2001 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote by Shareholders holding a majority of the votes cast at the Annual Meeting is required for ratification of Goldstein & Ganz P.C. as the Company's independent public accountants. Shares represented by proxies which are marked "abstain" and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 111 Great Neck Road, Great Neck, New York, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.

PROPOSAL 1
----------

                              ELECTION OF DIRECTORS
                              ---------------------

     The Company's Board of Directors will consist of three persons. All of the Company's current Directors are standing for re-election, each to serve for a term of one year or until their successors have been elected and qualified. It is intended that the accompanying form of Proxy will be voted for the election of the nominees for Director, unless the Proxy contains contrary instructions. Proxies which abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

     The persons listed in the table below are all currently serving as Directors, executive officers, or significant employees of the Company or its subsidiaries.

Name               Age        Position with the Company      Director Since
---------------  --------  ------------------------------    --------------

Vlado P.
Hreljanovic         54        Chairman of the Board of               1987
                              Directors, President and
                              Chief Executive Officer

Harold A. Horowitz  51        Director                               1991

Barry S. Huston     55        Director                               2000

Yvonne T. Paultre   63        Secretary                                -

Alan R. Andrus      58        President, Juniper Internet
                              Communications, Inc.                     -


Directors
---------
     Vlado P. Hreljanovic has been the Chairman of the Board, President, and Chief Executive Officer of the Company since 1987. He served as a member of the Executive Committee of the New Leadership Division, North Shore University Hospital NYU Medical School from 1988 through 1996. Mr. Hreljanovic received a Bachelor of Science degree from Fordham University in 1970 and became an accountant with the firm of Peat Marwick Mitchell, now known as KMPG Peat Marwick.

     Harold A. Horowitz has been a Director of the Company since January 1991. Since October 1995, Mr. Horowitz is Chairman of the Board and Chief Executive Officer of In-Stock Business Forms & Paper Products Ltd. and an independent consultant to various companies. Since January, 1998, Mr. Horowitz has taught economics at Yeshiva University as an adjunct professor. Mr. Horowitz received his law degree in 1976 from Columbia University School of Law and masters degree in economics from Columbia University in 1973. He received his BA degree from Yeshiva University in 1971.

     On October 31, 2000, Barry S. Huston was elected to the Board of Directors to fill one of the vacancies on the Board. Mr. Huston is a practicing attorney and the senior partner of Huston & Schuller, P.C, a New York law firm with offices in Manhattan and East Hills, Long Island. He is a member of the New York Bar and the Federal Courts in New York, the United States Tax Court and the Supreme Court of the United States. Mr. Huston holds a B.A. degree from Queens College of the City University of New York in 1969, and a J.D. from Brooklyn Law School in 1972. Mr. Huston specializes in complex civil and corporate litigation, including healthcare and professional liability, product liability, toxic and environmental torts, and labor bar and construction litigation. He is a member of numerous national and local Bar associations and was a former director of the Sid Jacobson Jewish Community Center.

Executive Officers and Significant Employees
--------------------------------------------
     In addition to Vlado P. Hreljanovic, the Company's Chairman, President, and Chief Executive Officer, Yvonne T. Paultre serves as an executive officer of the Company. She has been Secretary of the Company since 1991. Ms. Paultre has supervisory responsibilities for the Company's employees, customer relations, and office policies.

     Alan R. Andrus has been President of Juniper Internet Communications since January 2001. Mr. Andrus has served in various high technology services management roles prior to joining JINI. He has managed computer, networking and broadband internet services, in startup, growth, turnaround and acquisition environments.

     Before joining JINI Mr. Andrus served as President of Computer Systems Support/ US Internet Support from February 2000 until its acquisition in third quarter 2000. Mr. Andrus also was President and CEO of US Computer Group from November 1998, President of ARAND Corporation from September 1996 to November 1998, Senior Vice President of Sales, Marketing and Strategy for Technology Service Solutions (an IBM/Kodak joint venture company) from June 1994, Senior Vice President of Integrated Solutions and Senior Vice President of Services for ComputerLand Corporation (later renamed Vanstar Corporation) from February 1988.

     Mr. Andrus began his career as a systems engineer at Grumman Corporation in February 1970 and held progressively senior technical service management positions in Grumman Data Systems until June 1983 when he became President of Grumman Systems Support Corporation, a position he held until February 1988.

     Mr. Andrus is a graduate of Fordham University, and did post graduate work in management at the University of Southern California School of Business. He later attended the Carnegie Mellon Graduate School of Business Program for Senior Executives.

     Mr. Andrus has been a member, Officer and Director of the Association for Services Management International at various times between 1978 and the present and served as its Chairman and President in 1989.

     Mr. Andrus co-founded the Service Industry Association (also known earlier at the National Computer Service Network and as the Independent Service Network International) in 1985, and has served as an Officer and Director, and as its President, CEO and Chairman during subsequent years.

Certain  Information  Concerning the Board of Directors and Committees
----------------------------------------------------------------------
     Each Director will hold office until the next annual meeting of Shareholders and until his successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. The Board of Directors of the Company has audit and compensation committees, each consisting of Mr. Huston and Mr. Horowitz, and formerly consisting of Mr. Rostolder and Mr. Horowitz in the year 2000. The Audit Committee held two meetings and the Compensation Committee held two meetings during the year ended December 31, 2000. The Company does not have a nominating committee.

     The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.

     The duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company.

     The Board of Directors held 20 meetings during the year ended December 31, 2000. Each member of the Board of Directors attended all of the meetings of the Board and each Committee on which he served either in person or telephonically.

Audit Committee Report
----------------------
         The Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company's other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference therein.

         The Audit Committee consists of two members, all of whom are "independent" under the Nasdaq listing standards as currently in effect. None of the Audit Committee members is a current officer or employee of the Company or any of its affiliates.

         The Board of Directors has adopted a written Charter for the Audit Committee which is included with this proxy statement as Appendix A. The Charter has been approved and adopted by the Board and is reviewed and reassessed annually by the Audit Committee. The Charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent accountants and management.

         As set forth in the Audit Committee Charter, management is responsible for the preparation and integrity of our financial statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2000 and met with both management and the independent accountants to discuss such financial statements. Management and the independent certified public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee received the written disclosures and the letter from our independent certified public accountants regarding their independence from us as required by Independence Standards Board Standard No. 1 and has discussed with the independent certified public accountants such accountants' independence with respect to all services that it rendered to us. The Audit Committee also discussed with the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61.

         Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-KSB for the year ended December 31, 2000.

                                                     Harold A. Horowitz
                                                     Barry S. Huston

Executive Compensation
-----------------------

Summary Compensation Table
--------------------------
     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal years ended December 31, 1998, 1999 and 2000 by the Company's Chief Executive Officer. No other executive officer received total compensation in excess $100,000.

SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                Annual                                     Securities
                             Compensation                    Other Annual  Underlying
Name/Principal Position     Year    Salary         Bonus     Compensation  Options (#)
-----------------------    ------   ------        -------    ------------  -----------

Vlado Paul Hreljanovic
Chairman of the Board and
Chief Executive Officer     2000   $  76,200(1)     -   (2)    $60,183 (3)      -
                            1999   $ 178,377     $  -   (4)    $40,400 (5)      -
                            1998   $ 175,460     $86,191(6)    $31,200 (7)      -


(1) During 2000, Mr. Hreljanovic received 50,145 shares as payment of his salary of $76,200. Mr. Hreljanovic was granted and accepted options to purchase 28,293 shares of Common Stock exercisable at $4.375 per share, with a provision for a cashless exercise, in lieu of the balance of his salary of $106,658.

(2) In recognition of efforts exerted on behalf of the Company and its subsidiaries in 2000, Mr. Hreljanovic was granted and accepted options to purchase 25,000 shares of Common Stock exercisable at $4.375 per share, with a provision for a cashless exercise. As of December 31, 2000, these options were exercised for 9,784 net shares.

(3) Other compensation for Mr. Hreljanovic in 2000 was primarily comprised of automobile lease payments and insurance of $31,900, and health and life insurance of $28,283.

(4) In recognition of efforts exerted on behalf of the Company and its subsidiaries in 1999, Mr. Hreljanovic was granted and accepted options to purchase 38,354 shares of Common Stock, exercisable at prices ranging from $4.80 to $6.80 per share, with a provision for cashless exercise. As of December 31, 2000, all options had been exercised.

(5) Other compensation for Mr. Hreljanovic in 1999 was primarily comprised of automobile repairs and insurance of $13,000, and health and life insurance of $27,400.

(6) Paid in 57,461 shares of the Common Stock, valued at $86,191, issued on January 1, 1998, in recognition of efforts exerted by Mr. Hreljanovic on behalf of the Company and its subsidiaries.

(7) Other compensation for Mr. Hreljanovic in 1998 was primarily comprised of automobile repairs and insurance of $12,900, and health and life insurance of $18,200.

      Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

         Set forth in the table below is information, with respect to the named executive officers, as to:
         o the total number of unexercised options held on December 31, 2000, separately identified between those exercisable and those not exercisable as of such date, and
         o the aggregate value of in-the-money, unexercised options held on December 31, 2000, separately identified between those exercisable and those not exercisable.

                                                           Number of                 Value of
                                                      Securities underlying       unexercised in-
                                                         unexercised                  the-money
                                                        options/SARs at           options/SARs at
                                                        Fiscal Year End            Fiscal Year End
                     Shares Acquired                    (#) Exercisable/             ($) Exercisable/
Name                  On Exercise     Value Realized     Unexercisable              Unexercisable
------              ---------------   --------------     -------------              -------------

Vlado P. Hreljanovic     46,641         $811,871             0/0                        $0/$0
Chairman of the Board
President & CEO

Harold A. Horowitz       10,175         $ 50,875             0/0                        $0/$0
Director

Marvin Rostolder          3,522         $ 17,611             0/0                        $0/$0
Director

Yvonne T. Paultre         3,522         $ 17,611             0/0                        $0/$0
Secretary


                              Employment Contracts

     Mr. Hreljanovic has an Employment Agreement with the Company which expires on April 30, 2005, and that provides for his employment as President and Chief Executive Officer at an annual salary adjusted annually for the CPI Index and for the reimbursement of certain expenses and insurance. Based on the foregoing formula, Mr. Hreljanovic's salary was approximately $183,000 in 2000, and is expected to be approximately $188,000 in 2001. Additionally, the employment agreement provides that Mr. Hreljanovic may receive shares of Common Stock as consideration for raising funds for the Company. Due to a working capital deficit, the Company is unable to pay the entire salary in cash to Mr. Hreljanovic pursuant to his employment agreement. In the best interests of the Company, in lieu of cash, Mr. Hreljanovic has agreed to accept the issuance of shares of Common Stock as a part of the payment for the unpaid salary of 2001 and 2000. On September 25, 2001, the
                                        6

Company issued to Mr. Hreljanovic options to purchase 600,000 shares of Common Stock at a per share exercise price equal to $0.65, all of which are immediately exercisable upon effectiveness of shareholder approval of the 2001 Plan. In 2000, the Company issued to Mr. Hreljanovic options to purchase 25,000 shares of Common Stock at an exercise price equal to $4.375 per share.

Under the terms of this employment agreement, the Chief Executive Officer of the Company is entitled to receive a cash bonus of a percentage of the Company's pre-tax profits if the Company's pre-tax profit exceeds $100,000.

         Additionally, if the employment agreement is terminated early by the Company after a change in control (as defined by the agreement), the officer is entitled to a lump sum cash payment equal to approximately three times his base salary.

         In December of 2000, the Company hired a new president for its subsidiary, Juniper Internet Communications, Inc. The terms of employment, which are not reflected in any written agreement, include a salary of $200,000 per year and options to purchase 100,000 shares of Common Stock at $1.20 per share to be vested as certain benchmarks are achieved over a two year period. Additionally, the terms of employment provide for an auto allowance and health insurance.

     Mr. Richard Vazquez, President of the Company's PartnerCare, Inc. subsidiary, had an employment agreement which terminated on June 30, 2000. Under the terms of his agreement, as amended, Mr. Vazquez received options to purchase shares of the Common Stock. Effective December 2000, Mr. Vazquez and the Company agreed to an early termination of the Agreement. Accordingly, Mr. Vazquez surrendered all options previously issued to him and agreed to forego any stock or options to which he was previously entitled.

                            Compensation of Directors
                            -------------------------
     In 2000, Mr.  Hreljanovic  and Mr.  Horowitz  received  options to purchase
25,000 and 10,000 shares of Common Stock at an exercise price of $4.375 per share (on a post one-for-ten reverse split basis), respectively, as additional compensation as members of the board of directors. In 2000, Mr. Huston did not receive any options.

         In 2001, Mr. Hreljanovic received options to purchase an aggregate of 1,331,422 shares of Common Stock, of which 731,422 were exercisable at a per share exercise price of $1.10, and of which 600,000 are exercisable at a per share exercise price of $0.65. In 2001, Mr. Huston received options to purchase an aggregate of 80,000 shares of Common Stock, of which 30,000 are exercisable at a per share exercise price of $1.00, and 50,000 are exercisable at a per share exercise price of $0.65. In 2001, Mr. Horowitz received options to purchase an aggregate of 250,000 shares of Common Stock, of which 150,000 were exercisable at a per share exercise price of $1.00, and 100,000 are exercisable at a per share exercise price of $0.65.

Compensation Plans

1996 Stock Option Plan
----------------------
     On February 12, 1997, the shareholders of the Company adopted the 1996 Stock Option Plan. The Plan supplements the Company's 1989 Restricted Stock, Non-Qualified and Incentive Stock Option Plan. This Plan, which allows the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options"), to employees, including officers, and to non-employees involved in the continuing development and success of the Company, authorizes the grant of 100,000 shares of common stock. The terms of the options are to be determined by the Board of Directors.

     Options will not have expiration dates later than ten years from the date of grant (five years from the date of the grant in the case of a 10% Stockholder). The Option Prices may not be less than the fair market value of the common shares on the date of grant, except that any option granted to an employee holding 10% or more of the outstanding voting securities of the Company must be for an option price not less than 110% of fair market value. At December 31, 2000, all options under the Plan had been exercised.

                             1998 Stock Option Plan
                             -----------------------

         On December 30, 1998, the shareholders of the Company adopted the 1998 Stock Option Plan.

     This Plan allows the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options") to purchase up to an aggregate of 100,000 shares of common stock to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options are to be determined by the Board of Directors. Options will not have expiration dates later than ten years from the date of grant (five years from the date of the grant in the case of a 10% stockholder). The option prices may be set at any amount in the discretion of the Board's Compensation Committee. At December 31, 2000, all options under the Plan had been granted.

                             1999 Stock Option Plan
                             ----------------------
     On December 27, 1999, the shareholders of the Company adopted the 1999 Stock Option Plan. The Plan supplements the Company's 1989 Restricted Stock, Non-Qualified and Incentive Stock Option Plan. The Plan also supplements the Company's 1996 and 1998 Stock Option Plans.

     This Plan allows the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options") to purchase up to an aggregate of 150,000 shares of common stock to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options are to be determined by the Board of Directors. Options will not have expiration dates later than ten years from the date of grant (five years from the date of the grant in the case of a 10% stockholder). The option prices may be set at any amount in the discretion of the Board's Compensation Committee. At December 31, 2000, 13,079 options had been granted, all of which have been exercised.

                             2000 Stock Option Plan
                             ----------------------

     On December 28, 2000, the shareholders of the Company adopted the 2000 Stock Option Plan. The Plan supplements the Company's 1989 Restricted Stock, Non-Qualified and Incentive Stock Option Plan. The Plan also supplements the Company's 1996, 1998 and 1999 Stock Option Plans.

     This Plan allows the Company to grant incentive stock options, non-qualified stock options and stock appreciation rights (collectively "options") to purchase (post one-for-ten reverse stock split) up to an aggregate of 150,000 shares of common stock to employees, including officers, and to non-employees involved in the continuing development and success of the Company. The terms of the options are to be determined by the Board of Directors. Options will not have expiration dates later than ten years from the date of grant (five years from the date of the grant in the case of a 10% stockholder). The option prices may be set at any amount in the discretion of the Board's Compensation Committee. At December 31, 2000, no options under the Plan had been granted.

Certain Relationships And Related Transactions
----------------------------------------------

     The Company paid rent under one sublease during 2000 and two subleases during 1999 to companies affiliated with the Chief Executive Officer of the Company. The rents paid and terms under the subleases are the same as those under the affiliate's lease agreements with the landlords. Rent expense for the years ended December 31, 2000 and 1999 was $78,900 and $72,400, respectively. In prior years, the Company made advances to or received advances from one of these affiliated companies for working capital requirements. As a result, at December 31, 2000 and 1999, the balances due from the affiliates were approximately $6,217 and $4,800, respectively. Amounts payable under the remaining leases in 2000 and subsequent years are set forth below:

                                    2001             -        $73,280
                                    2002             -        $32,000

     The Company acquired distribution rights to two films from a company affiliated with the Chief Executive Officer of the Company, for a ten-year license period, which expires on June 5, 2003. The Company is obligated to pay such company producers' fees at the contract rate. Such payments will be charged against earnings. In 2000 and 1999, no payments were made to such company, and no revenue was recognized from such films.

     Throughout 2000 and 1999, the Company's principal shareholder and officer made loans to, and payments on behalf of, the Company and received payments from the Company from time to time. The largest net balance due to the officer in 2000 was $86,469. The largest net balance due from the officer was $3,857. The net outstanding balance with the officer at December 31, 2000 and 1999, respectively, was a balance due to him of $40,684 and a balance due from him of $3,857.

     As part of salary, bonuses and other compensation, the Company's President and Chief Executive Officer, was issued 50,145 shares of common Stock (See Note
8), valued at $61,784 in 2000 and 46,727 shares valued at $71,301 in 1999.
Additionally, during 2000 and 1999, the Company's President received options for 53,293 shares at $4.375 per share and 38,354 shares at prices ranging from $4.80 to $6.80 per share, respectively. These options were issued for services as a Board of Directors member and for additional efforts on behalf of the Company. Further, the Company issued options to other non-employee directors in 2000 and 1999 for 35,000 and 25,000 shares, respectively.

Principal Shareholders
----------------------
     The Common Stock is the only class of voting securities of the Company presently outstanding. The following table sets forth, as of November 26, 2001, information with respect to the beneficial ownership of shares of the Common Stock, by:

     o each person known by the Company to beneficially own 5% or more of the outstanding shares of the Common Stock, based on filings with the Securities and Exchange Commission and certain other information,
     o     each of the Company's directors,
     o each of the Company's "named executive officers", and o all of the Company's executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

           Except as otherwise indicated in the notes to the following table,

    o the Company believes that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
    o unless indicated otherwise, the address for each beneficial owner listed in the table is c/o Juniper Group, Inc., 111 Great Neck Road, Suite 604, Great Neck, New York 11021


                                  BENEFICIAL                PERCENT OF COMMON
 NAME AND ADDRESS                 OWNERSHIP                 STOCK OUTSTANDING
-----------------               -------------               -----------------
Vlado Paul Hreljanovic(1)          884,091(1)                    14.54%

Harold A. Horowitz(2)              127,593(2)                     2.10%

Barry S. Huston(3)                  72,556(3)                     1.19%

All Officers and Directors
as a group (4 persons)           1,111,945(4)                    19.11%


(1) Includes 650,000 shares of Common Stock issuable upon exercise of options granted to Mr. Hreljanovic which are exercisable upon effectiveness of shareholder approval of the 2001 Plan, which is expected to occur within the next 60 days. Does not include an aggregate of 293,380 shares of Common Stock owned by Mr. Hreljanovic's children.

(2) Includes 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. Horowitz which are exercisable upon effectiveness of shareholder approval of the 2001 Plan, which is expected to occur within the next 60 days.

(3) Includes 50,000 shares of Common Stock issuable upon exercise of options granted to Mr. Huston which are exercisable upon shareholder approval of the 2001 Plan, which is expected to occur within the next 60 days.

(4) Includes 27,705 shares of Common Stock beneficially owned by Yvonne T. Paultre, the Company's Secretary, and 50,000 shares of Common Stock issuable upon exercise of options granted to Ms. Paultre which are exercisable upon effectiveness of shareholder approval of the 2001 Plan, which is expected to occur within the next 60 days.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from January 1, 2000 through December 31, 2000, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR ELECTION OF EACH NOMINEE AS A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1.

PROPOSAL 2

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                  ------------------------------------------------

     Goldstein & Ganz, P.C. have been the Company's independent auditors since 1990. They have no financial interest, either direct or indirect, in the Company. Selection of auditors is made by the Audit Committee and is approved by the entire Board of Directors subject to Shareholder approval. A representative of Goldstein & Ganz, P.C. is expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from Shareholders.

Audit Fees
----------
         The Company paid or accrued approximately $41,000 for professional services rendered by Goldstein & Ganz, P.C. in connection with their audit of the Company's annual consolidated financial statements for fiscal 2000 and with their quarterly reviews of the Company's consolidated financial statements included in its Forms 10-QSB for that year.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

         There were no professional services rendered to the Company by Goldstein & Ganz, P.C. in fiscal 2000 relating to financial information systems design and implementation.

All Other Fees
--------------
         The Company paid or accrued approximately $1,925 for all other services rendered by Goldstein & Ganz, P.C. during fiscal 2000. See "Audit Committee Report" in this Proxy Statement for disclosure relating to the Audit Committee's consideration of the independence of Goldstein & Ganz, P.C.

THE AFFIRMATIVE VOTE OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE RATIFICATION OF GOLDSTEIN & GANZ, P.C., AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. MANAGEMENT RECOMMENDS AND URGES YOU TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                              FINANCIAL STATEMENTS
                              --------------------

     The Company's audited financial statements for the two years ended December 31, 2000, and the Company's unaudited financial statements for the nine months ended September 30, 2001, are being furnished to Shareholders with this Proxy Statement.

                                  OTHER MATTERS
                                  -------------

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares of Common Stock represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES
                                    --------

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The

Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              SHAREHOLDER PROPOSALS
                              ---------------------

     No person who intends to present a proposal for action at a forthcoming meeting of the Shareholders of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action, and (d) timely submits his proposal. A proposal to be included in the Proxy Statement or Proxy for the Company's next Annual Meeting of Shareholders, will be timely submitted only if the proposal has been received at the Company's principal executive office no later than September 1, 2002. If the date of such Annual Meeting is changed by more than 30 calendar days from the date such Annual Meeting is scheduled to be held under the Company's By-laws, or if the proposal is to be presented at any meeting other than the next annual meeting of Shareholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.



                       BY ORDER OF THE BOARD OF DIRECTORS

Great Neck, New York                        Yvonne T. Paultre
December 11, 2001                           Secretary

     Copies of the Company's 2000 Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Yvonne T. Paultre, the Company's Secretary, Juniper Group, Inc., 111 Great Neck Road, Great Neck, New York 11021.

                                   APPENDIX A


AUDIT COMMITTEE CHARTER

A.  Purpose

The primary purpose of the Audit Committee (the "Committee") of Juniper Group, Inc. (the "Company") is to assist the Board of Directors (the "Board") of the Company in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

B.  Membership

(i) The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet Nasdaq's audit committee requirements. Accordingly, all of the members will be directors:

1.   Who  have no  relationship  to the  Company  that  may  interfere  with the
     exercise   of  their   independence   from   management   and  the  Company
     ("Independent Directors"); and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

(ii) Notwithstanding the above criteria with respect to the Committee's composition, the Board shall be permitted to appoint one (1) director to the Committee who is not an Independent Director, and is not a current employee or an immediate family member of such employee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and the shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

(iii) Moreover, the Committee composition requirements of this Section B shall not apply to the Company for so long as the Company files reports under SEC Regulation S-B. Instead, for such period the Committee shall be required to be comprised of at least two (2) members, a majority of which shall be Independent Directors.

C.  Key Responsibilities

(i) The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including any internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

(ii) The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K or 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K or 10-KSB) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q or 10-QSB.

o The Committee shall discuss with the outside auditors the quality and adequacy of the Company's accounting principles as applied in its financial reporting including, but not limited to:

o The clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates; and

o other significant decisions made by management in preparing the financial disclosure.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

o discuss with the outside auditors any such disclosed relationships or services and their impact on the outside auditor's objectivity and independence; and

o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

(iii) The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                   APPENDIX B

                               JUNIPER GROUP, INC.

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 28, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF JUNIPER GROUP, INC.


       The undersigned hereby appoints Vlado P. Hreljanovic and Yvonne T. Paultre and each of them, proxy for the undersigned, with power of substitution to vote all the shares of Common Stock of Juniper Group, Inc. held of record by the undersigned on December 10, 2001, at the Annual Meeting of Stockholders to be held at 10:30 a.m., on December 28, 2001, and at any adjournment thereof, upon the matters designated below and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.

        This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

 1. Election of directors for one year terms expiring at the 2002 annual meeting.

 ___ FOR Nominee: Vlado P. Hreljanovic, Harold A. Horowitz, Barry S. Huston
 ___ Withhold Authority: To vote for all such nominees

Instructions: To withhold authority to vote for any individual nominee, write each such nominee's name in the following space

-------------------------------------------------------------------------------
2. Proposal to ratify the appointment of Goldstein & Ganz, P.C. as independent auditors for the Company:
         ____ FOR            ______ AGAINST                     _____ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (continued and to be signed on reverse side)

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing in a representative capacity, please give full title as such. If a Corporation, please give in corporation's name by President or other authorized personnel.


                                      Date: ____________________________________


                                      -----------------------------------------
                                                    Signature

                                      -----------------------------------------
                                                    Signature

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.